Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen P. Gottesfeld and Logan H. Hennessey or either of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont Mining Corporation to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his or her name in any and all capacities (including his or her capacity as an Officer of Newmont Mining Corporation) to the Registration Statement on Form S-3ASR of Newmont Mining Corporation, and any and all amendments (including post-effective amendments and additions to such Registration Statement that are filed pursuant to Rules 413 and 462 of the Act), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 18th day of September, 2015.

Signature	Title

/s/ Laurie Brlas	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Laurie Brlas

/s/ Bruce R. Brook	Director
Bruce R. Brook

/s/ J. Kofi Bucknor	Director
J. Kofi Bucknor

/s/ Vincent A. Calarco	Non-Executive Chair
Vincent A. Calarco

/s/ Joseph A. Carrabba	Director
Joseph A. Carrabba

/s/ Glenn Culpepper	Senior Vice President and Controller (Principal Accounting Officer)
Glenn Culpepper

/s/ Noreen Doyle	Non-Executive Vice Chair
Noreen Doyle

/s/ Gary J. Goldberg	President, Chief Executive Officer and Director (Principal Executive Officer)
Gary J. Goldberg

/s/ Veronica M. Hagen	Director
Veronica M. Hagen

/s/ Jane Nelson	Director
Jane Nelson